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                                                                      EXHIBIT 21

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES
                             As of December 31, 2003

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
                                                              State or
                                                             Country of
                     Subsidiary                            Incorporation       % of Ownership        Name Doing Business As
------------------------------------------------------    -----------------    --------------      ---------------------------
Alta Wireless                                                 Colorado             49.9%           Alta Wireless
Alternative Marketing, Inc.                                    Nevada               100%           Alternative Marketing
Antenna Satellite Radio/USA, Inc.                            New Jersey             50%            Antenna Satellite Radio
Antenna Satellite TV/USA, Inc.                               New Jersey             50%            Antenna Satellite TV
Digital Television Software Limited                           Foreign               50%            Digital Television Software
Direct Marketing, Inc.                                     West Virginia            100%           Direct Marketing
Dish Network California Service Corporation                   Colorado            100% (1)         DNCSC
Dish Network Credit Corporation                               Colorado              100%           DNCC
Dish Network Service L.L.C.                                   Colorado            100% (1)         DNSLLC
Echo Acceptance Corporation                                   Colorado            100% (1)         EAC
EchoBand Corporation                                          Colorado              100%           EchoBand
Echosphere L.L.C.                                             Colorado            100% (1)         Echosphere
EchoStar Data Networks Corporation                            Colorado              100%           EDN
EchoStar DBS Corporation                                      Colorado              100%           EDBS
EchoStar Engineering Corporation                              Colorado              100%           EchoStar Engineering
EchoStar Global Services Corporation                          Colorado              100%           EchoStar Global Services
EchoStar International Corporation                            Colorado            100% (1)         EIC
EchoStar KuX Corporation                                      Colorado              100%           KuX
EchoStar Limited                                              Foreign               100%           EchoStar Limited
EchoStar Media Holdings Corporation                           Colorado              100%           EchoStar Media Holdings
EchoStar Orbital Corporation                                  Colorado              100%           EOC
EchoStar Orbital Corporation II                               Colorado              100%           EOC II
EchoStar PAC Corporation                                      Colorado              100%           EchoStar PAC
EchoStar Real Estate Corporation II                           Colorado              100%           EREC II
EchoStar Real Estate Corporation IV                           Colorado              100%           EREC IV
EchoStar Real Estate Corporation V                            Colorado            100% (1)         EREC V
EchoStar Satellite L.L.C.                                     Colorado            100% (1)         ESLLC
EchoStar Satellite Operating Corporation                      Colorado            100% (1)         ESOC
EchoStar Technologies Corporation                              Texas              100% (1)         ETC
EchoStar UK Holdings, Ltd.                                    Foreign               100%           UK Holdings
EchoStar VisionStar Corporation                               Colorado              100%           EchoStar VisionStar
EIC Spain, S.L.                                               Foreign             100% (1)         EIC Spain
Eldon Technology Limited                                      Foreign               100%           Eldon
Kelly Broadcasting Systems & Associates L.L.C.               New Jersey             50%            KBSA
Kelly Broadcasting Systems, Inc.                             New Jersey             100%           KBS
NagraStar L.L.C.                                              Colorado              50%            NagraStar
OpenStar Corporation                                          Colorado              50%            OpenStar
Satellite Communications Operating Corporation                Colorado              100%           SCOC
South.com L.L.C.                                              Colorado             40.0%           South.com
Transponder Encryption Services Corporation                   Colorado              100%           TESC
VisionStar Incorporated                                       Colorado              90%            VisionStar
Wright Travel Corporation                                     Colorado            100% (1)         Wright Travel
WS Acquisition L.L.C.                                         Colorado            100% (1)         WSALLC
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(1)  This is a subsidiary of EchoStar DBS Corporation.